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                                                                  Exhibit 10.5

                       FIRST AMENDMENT TO LEASE AGREEMENT

By this private instrument of first amendment (the "Amendment") to the Lease Agreement (the "Agreement") executed on June 15, 1998, of the property located at the Rodovia Dom Pedro I, km 128/129, number 605, the parties LUCENT TECHNOLOGIES NETWORK SYSTEMS DO BRASIL S.A., a corporation organized under the laws of Brazil, enrolled with the National Registry of Legal Entities under number 84.512.045/0003-05, with head offices in the city of Campinas, State of Sao Paulo, at the Rodovia Dom Pedro I, km. 128/129 (the "LESSOR"), and AVEX ELECTRONICS DO BRASIL, LTDA, (now denominated BENCHMARK ELECTRONICS LTDA) , a corporation organized under the laws of Brazil, enrolled with the National Registry of Legal Entities under number 02.470.563/0001-79, with head offices in the city of Campinas, State of Sao Paulo, at the Rodovia Dom Pedro 1, 1cm. 128/129 (the "LESSEE")

WHEREAS

LESSOR and LESSEE wishes to extend the term of the Agreement


LESSOR and LESSEE have entered into a certain "General Purchase Agreement number GPA 1030", as of February 26, 1998, and a certain Equipment Purchase and Sale Agreement and

Other Covenants, as of June 8, 1998; and

LESSOR and LESSEE have agreed upon the conditions for termination of the Agreement, in case of expiration or termination of the agreements mentioned above;

Now, therefore, LESSOR and LESSEE have agreed to amend the Agreement as follows:

         1 -- LESSOR and LESSEE hereby mutually agree to extend the term of the Agreement for an additional period of 10 (ten) months, from June 16th 2000 to April 30th 2001, so that the leased property shall be returned to LESSOR, under the terms and conditions set forth in Section 3.1 and following of the Agreement, until May 1st , 2001.

         2 .- Effective the date of execution hereof, the parties hereby agree that Section 5.2 of the Agreement shall read as follows:


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         "5.2  LESSOR  may  terminate  the  present  Agreement  in the  event of expiration or termination of the "General Purchase Agreement number GPA 1030" (the "GPA"), entered by the parties as of February 26, 1998. In any event, in case of termination of the Agreement as provided hereunder, the LESSOR guaranties the continuity of the lease and the occupation of the building to the LESSEE until May 1ST ,2001, in according to the First Clause of this Amendment above."

         3.- This Amendment shall be effective the date set forth hereinbelow, and all the other clauses and conditions of the Agreement and its attachments which have not been hereby amended, are be hereby ratified.

IN WITNESS WHEREOF, the parties have executed this instrument in three counterparts of equal tenor and content, before the two undersigned witnesses.

Campinas, June 14th 2000



Lucent Technologies Network Systems do Brasil S.A.


By:
Title:


Benchmark Electronics Ltd
(ex-AVEX Electronics do Brasil Ltda.).


By: Mareo Antonio Follegatti
Title: General Manager